STAT HEALTHCARE, INC.
                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of STAT Healthcare, Inc. (the "Corporation"):

               OPTIONEE: __________________________________________________

               GRANT DATE: ________________________________________________

               VESTING COMMENCEMENT DATE: _________________________________

               EXERCISE PRICE:  $ __________________________________ per share

               NUMBER OF OPTION SHARES: __________________________ shares

               EXPIRATION DATE: ___________________________________________

               TYPE OF OPTION:  _____  Incentive Stock Option

                                _____  Non-Statutory Stock Option

               EXERCISE SCHEDULE: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the STAT Healthcare, Inc. 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

               Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

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               NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

________________________, 199___
        Date

                                                   STAT HEALTHCARE, INC.

                                                   By: ________________________

                                                   Title: _____________________


                                                   ____________________________
                                                   OPTIONEE

                                                   Address: ___________________

                                                   ____________________________

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS